Exhibit 10.4(a)

AMENDMENT TO THE

WELLPOINT, INC. EXECUTIVE AGREEMENT PLAN

(AS LAST AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2009)

Pursuant to rights reserved under Section 7.3 of the WellPoint, Inc. Executive Agreement Plan (as last amended and restated effective January 1, 2009) (the “Plan”), WellPoint, Inc. (the “Company”) hereby amends the Plan, effective as of April 1, 2009, as follows:

1. The first sentence of Subsection 4.6(b) is amended, in its entirety, to read as follows:

“Notwithstanding subsection (a), if (i) at any time during the Imminent Change in Control Period or after the date of the Change in Control, the Participant was classified as of April 1, 2009 as an Executive Vice President or Senior Vice President, and (ii) the reduced amount of Payments sufficient to avoid the imposition of Excise Taxes is 10% of Annual Salary or greater, then there shall be no reduction and the Company shall pay the Participant as soon as practicable after the Change in Control an amount that, net of all taxes thereon, fully reimburses or “grosses up” the employee for the amount of such excise tax.”

IN WITNESS WHEREOF, this Amendment had been adopted this 4th day of March, 2009

WELLPOINT, INC.

By:	/s/ Angela Braly
Angela F. Braly
President & CEO

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